Exhibit 99.1

Gain Therapeutics Announces Proposed Public Offering

BETHESDA, Md., July 15, 2025 (GLOBE NEWSWIRE) -- Gain Therapeutics, Inc. (Nasdaq: GANX) (“Gain”, or the “Company”), a clinical-stage biotechnology company leading the discovery and development of the next generation of allosteric small molecule therapies, today announced that it is proposing to offer and sell, subject to market conditions, shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase common stock in an underwritten public offering. Gain expects to grant the underwriter a 30-day option to purchase up to an additional 15% of the shares of common stock and/or the warrants offered in the offering. All of the securities are being offered by the Company.

Gain intends to use the net proceeds from the offering to continue clinical and nonclinical development of its lead product candidate GT-02287 for the treatment of neurodegenerative diseases, including GBA1 Parkinson’s disease, and for general corporate purposes. The final terms of the offering will depend on market and other conditions at the time of pricing, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Newbridge Securities Corporation is acting as the sole book-running manager for the proposed offering.

The securities described above will be offered pursuant to a shelf registration statement on Form S-3 (File No. 333-265061), which was previously filed with the Securities and Exchange Commission (“SEC”) and became effective on June 1, 2022. A preliminary prospectus supplement and accompanying base prospectus relating to and describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov, copies of which may be obtained, when available, for free by contacting Newbridge Securities Corporation, Attn: Equity Syndicate Department, 1200 North Federal Highway, Suite 400, Boca Raton, FL 33432, by email at syndicate@newbridgesecurities.com or by telephone at (877) 447-9625.

The offering will be made only by means of a prospectus. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Gain Therapeutics, Inc.

Gain Therapeutics, Inc. is a clinical-stage biotechnology company leading the discovery and development of next generation allosteric therapies. Gain’s lead drug candidate, GT-02287 is currently being evaluated for the treatment of Parkinson’s disease with or without a GBA1 mutation in a Phase 1b clinical trial. GT-02287 has further potential in Gaucher’s disease, dementia with Lewy bodies, and Alzheimer’s disease. Gain has multiple undisclosed preclinical assets targeting lysosomal storage disorders, metabolic diseases, and solid tumors.

Gain’s unique approach enables the discovery of novel, allosteric small molecule modulators that can restore or disrupt protein function. Deploying its highly advanced Magellan™ platform, Gain is accelerating drug discovery and unlocking novel disease-modifying treatments for untreatable or difficult-to-treat disorders including neurodegenerative diseases, rare genetic disorders and oncology.

Forward Looking Statement

This release contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions. These forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct or that those goals will be achieved, and you should be aware that actual results could differ materially from those contained in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks associated with market conditions and the satisfaction of customary closing conditions related to the offering and uncertainties related to the Company’s expectations regarding the completion, timing and size of the proposed offering. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s prospectus supplement to be filed with the SEC, and the documents incorporated by reference therein, including the Company’s Form 10-K for the year ended December 31, 2024 and Form 10-Q for the quarter ended March 31, 2025.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. We have no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Investors:

Gain Therapeutics, Inc.
Apaar Jammu
Manager, Investor Relations and Public Relations
ajammu@gaintherapeutics.com

LifeSci Advisors LLC
Chuck Padala
Managing Director
chuck@lifesciadvisors.com

Media:

Russo Partners LLC
Nic Johnson and Elio Ambrosio
nic.johnson@russopartnersllc.com
elio.ambrosio@russopartnersllc.com
(760) 846-9256